Exhibit 99.1

AESYNT HOLDING COÖPERATIEF U.A. AND SUBSIDIARIES
Consolidated Financial Statements
September 30, 2015 and 2014
(With Independent Auditors’ Report Thereon)

AESYNT HOLDING COÖPERATIEF U.A. AND SUBSIDIARIES

Consolidated Financial Statements

2

Independent Auditors’ Report
The Board of Directors
Aesynt Holding Coöperatief U.A.:
We have audited the accompanying consolidated financial statements of Aesynt Holding Coöperatief U.A. and its subsidiaries, which comprise the consolidated balance sheets as of September 30, 2015 and 2014, and the related consolidated statements of operations and comprehensive loss, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aesynt Holding Coöperatief U.A. and its subsidiaries as of September 30, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in accordance with U.S. generally accepted accounting principles.
Emphasis of a Matter
As discussed in Note 7 to the consolidated financial statements, the Company changed the manner in which it presents deferred income taxes due to the adoption of FASB ASU 2015-17, Balance Sheet Classification of Deferred Taxes.
/s/ KPMG LLP
Pittsburgh, Pennsylvania
February 15, 2016

AESYNT HOLDING COÖPERATIEF U.A. AND SUBSIDIARIES
Consolidated Balance Sheets for the fiscal years ended
September 30, 2015 and September 30, 2014
(In thousands of Dollars)

	2015	2014

Assets
Current assets:
Cash and cash equivalents	$3,803	$5,467
Restricted cash	1,000	1,000
Accounts receivable, net	46,935	36,891
Inventories	25,143	27,500
Other current assets	7,228	10,222
Total current assets	84,109	81,080
Other assets	2,339	2,908
Property, plant and equipment, net of accumulated depreciation and amortization	8,633	9,284
Goodwill	22,874	25,878
Intangibles, net of accumulated amortization	20,328	27,100
Total assets	$138,283	$146,250

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$11,096	$9,214
Deferred revenue	41,085	45,506
Current maturities of long term debt	3,250	2,031
Accrued expenses and other liabilities	18,910	15,519
Total current liabilities	74,341	72,270
Deferred income taxes	—	302
Long-term debt	59,312	62,563
Total liabilities	133,653	135,135
Members' equity:
Additional paid-in capital	36,771	36,282
Retained earnings	(25,801)	(22,857)
Accumulated other comprehensive income (loss)	(6,340)	(2,310)
Total members' equity	4,630	11,115
Total liabilities and members’ equity	$138,283	$146,250
See accompanying notes to consolidated financial statements.

AESYNT HOLDING COÖPERATIEF U.A. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Loss
for the fiscal years ended September 30, 2015 and 2014
(In thousands of Dollars)

	2015	2014
Product	$105,819	$71,238
Maintenance and other service revenue	84,311	69,988
Total revenues	190,130	141,226

Cost of goods sold	103,687	94,142
Gross profit	86,443	47,084

Research and development	15,760	17,506
Selling, general and administrative	68,300	62,500
Total operating expenses	84,060	80,006
Operating income (loss)	2,383	(32,922)
Interest and other expenses, net	(5,126)	(3,638)
Gain on bargain purchase	—	7,051
Loss before income taxes	(2,743)	(29,509)
Income tax expense (benefit)	201	(6,652)
Net loss	(2,944)	(22,857)
Other comprehensive loss	(4,030)	(2,310)
Comprehensive loss	$(6,974)	$(25,167)

See accompanying notes to consolidated financial statements.

AESYNT HOLDING COÖPERATIEF U.A. AND SUBSIDIARIES
Consolidated Statements of Changes in Members' Equity
for the fiscal years ended September 30, 2015 and 2014
(In thousands of Dollars)

	Accumulated deficit	Accumulated other comprehensive income	Additional paid in capital	Total members' equity
Balance - October 1, 2013	$—	$—	$—	—
Capital contributions	—	—	36,034	36,034
Share-based compensation			248	248
Net loss	(22,857)			(22,857)
Currency translation adjustments		(2,310)		(2,310)
Balance - September 30, 2014	$(22,857)	$(2,310)	$36,282	$11,115
Share-based compensation	—	—	489	489
Net loss	$(2,944)	$—	$—	$(2,944)
Currency translation adjustments	—	(4,030)		(4,030)
Balance - September 30, 2015	$(25,801)	$(6,340)	$36,771	$4,630
See accompanying notes to consolidated financial statements.

AESYNT HOLDING COÖPERATIEF U.A. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
for the fiscal years ended September 30, 2015 and 2014
(In thousands of Dollars)

	2015	2014
Operating activities:
Net loss	$(2,944)	$(22,857)
Adjustments to reconcile net loss to net cash provided
by (used for) operating activities:
Depreciation and amortization	9,618	12,807
Amortization of deferred financing costs	564	953
Deferred income taxes	(273)	(6,984)
Gain on bargain purchase	—	(7,051)
Stock compensation expense	489	248
Loss on disposal of property, plant and equipment	—	201
Changes in assets and liabilities, net of acquisition:	—	—
Accounts receivable	(10,233)	(1,325)
Inventories	1,459	11,067
Other current assets and other assets	2,376	(3,679)
Deferred revenue	(3,537)	10,392
Accounts payable and accrued expenses and other liabilities	5,117	4,485
Restricted cash	—	(1,000)
Net cash (used for) provided by operating activities	2,636	(2,743)
Investing activities:
Purchases of property, plant and equipment	(2,237)	(1,998)
Acquisition of McKesson Automation, Inc. and associated intellectual property, net of cash received	—	(56,091)
Acquisition of Health Robotics, net of cash received	—	(22,897)
Net cash used for investing activities	(2,237)	(80,986)
Financing activities:
Proceeds from issuance of long-term debt	—	122,500
Capital infusion	—	36,034
Re-payments on long-term debt	(2,031)	(65,778)
Debt issuance costs	—	(3,581)
Net cash (used for) provided by financing activities	(2,031)	89,175
Foreign currency impact on cash	(32)	21
Net (decrease) increase in cash and cash equivalents	(1,664)	5,467
Cash and cash equivalents - beginning of period	5,467	—
Cash and cash equivalents - end of period	3,803	5,467
Supplemental disclosures of cash flow information:
Cash paid for interest	$4,541	$2,737
Cash (received) paid for income taxes	$(304)	$1,411

See accompanying notes to consolidated financial statements.

(1)	Description of Business
Aesynt Holding Coöperatief U.A. (Coop) was incorporated in the Netherlands on September 24, 2013 as an indirectly owned subsidiary of Francisco Partners (FP). Coop, along with its wholly owned subsidiaries (collectively, the Company), offers integrated and flexible pharmacy automation solutions to assist over 1,300 hospitals and health systems worldwide automate medication management, resulting in increased time for patient care and thusly improved patient outcomes, operational efficiencies and stronger, more dynamic businesses able to anticipate and adapt to change.
Aesynt, Inc., (Aesynt) formerly known as Automated Healthcare, was founded in 1987 in Pittsburgh, Pennsylvania based on robotic technology to track medications in hospital pharmacies. Automated Healthcare was acquired by McKesson Corporation in 1996 and renamed McKesson Automation Inc. In 2013, McKesson Corporation made the strategic decision to divest McKesson Automation Inc. Coop, through its wholly owned subsidiaries Aesynt Holdings B.V. and Aesynt Topco B.V., acquired all capital stock of McKesson Automation Inc. and its associated intellectual property. Upon the completion of this transaction on October 31, 2013, the Company was renamed Aesynt, Inc. and continued operations in the United States with customers in the United States and Canada.
Health Robotics S.r.l. was founded in 2006 in Bolzano, Italy and was initially funded by a European Government Research Grant to address the need for safe, effective and efficient preparation of intravenous (IV) medications. On March 28, 2014, Coop, through its subsidiary, Aesynt Holdings B.V., purchased all outstanding shares of Aruba S.r.l., the parent company of Health Robotics S.r.l., and subsidiaries. Aruba S.r.l. and subsidiaries are collectively referred to as “Health Robotics”. The acquisition enables the Company to deliver a complete portfolio of pharmacy automation solutions that addresses all distribution models and all medication types, including IVs, and further delivers a global customer base, which extends beyond North America to Europe, the Middle East and Asia.
On October 29, 2015 Omnicell International Inc. and Omnicell Inc. (collectively Omnicell) signed a definitive agreement to acquire all stock of the Company pending review and approval by the Federal Trade Commission (FTC) and completion of the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR). The HSR waiting period expired on December 9, 2015 and the transaction closed on January 5, 2016 with a purchase price of $275,000.
The Company’s products fall under one of four categories: Central Pharmacy, IV Solutions, Point of Care and Enterprise Solutions. Revenue streams originate from the sale of the aforementioned products as well as services rendered for product installation, maintenance and technical support.

(a)	Central Pharmacy
Automating the central pharmacy utilizes sophisticated hardware and software‑based medication controls to reduce supply chain management typically performed manually in the pharmacy. The resulting efficiencies, improved accuracy and cost controls afford the pharmacy more resources for clinical intervention and patient care.

(b)	IV Solutions
Robotics‑based IV compounding solutions aid pharmacists in producing ready‑to‑administer IV medications more safely by reducing errors and increasing efficiencies through automation. The automation supports patient and clinician safety, producing fewer life‑threatening medication errors.

(c)	Point of Care

Point of Care automation brings medications closer to patient treatment areas while allowing for pharmacy oversight. This creates significant workflow improvements as clinicians are spending less time dispensing medications and more time with patients.

(d)	Enterprise Solutions
Enterprise Solutions exist to provide customers with integrated solutions that give them the capability to perfect medication logistics management through software and service solutions integrated across product lines.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Coop and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates
The preparation of financial statements in conformity with United States generally accepted accounting principles (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)	Cash and Cash Equivalents and Restricted Cash
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of September 30, 2015 and 2014, $1,000 in restricted cash is held as collateral for payment of corporate credit cards. This restriction was released subsequent to September 30, 2015.

(d)	Accounts Receivable
Accounts receivable are recorded at the invoiced amount less an allowance for receivables which are estimated to be uncollectible in the future. In establishing the required allowance, management considers historical losses recognized, adjusted for current market conditions and customers’ financial conditions, the amount of receivables in dispute, and the current receivables aging and current payment patterns as conditions dictate. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There were no customer accounts written off in the fiscal years ended September 30, 2015 and 2014 for which reserves had not been established. The allowance for doubtful accounts as of September 30, 2015 and 2014 was $1,388 and $758, respectively.

(e)	Inventories
Inventories are stated at the lower of cost, with approximate costs determined on the first‑in, first‑out basis, or market.

(f)	Other Current Assets and Other Assets
Other current assets and other assets include prepaid expenses and deferred financing costs. Net deferred financing costs were $2,043 and $2,610 as of September 30, 2015 and 2014, respectively, and are amortized to Interest and other expenses, net over the term of the related borrowings on a straight‑line basis, which approximates the expense under the effective interest method. Amortization of $564 and $298 was included within Interest and other expenses, net on the Consolidated Statements of Operations and Comprehensive Loss for the fiscal years ended September 30, 2015 and 2014, respectively. Due to the debt refinancing which occurred in May 2014 and as discussed in Note 6, $655 of unamortized deferred financing costs were expensed in fiscal year 2014 as its corresponding note was extinguished.

(g)	Revenue Recognition
Revenues are earned from the sales of pharmaceutical automation systems along with consumables and related services, which are sold in the healthcare industry. Customer arrangements typically include one or more of the following deliverables:
Products – Software‑enabled equipment that manages and regulates the compounding, storage and dispensing of pharmaceuticals, consumable blister cards and packaging equipment and other medical supplies.
Software – Additional software applications that enable incremental functionality of equipment.
Installation – Installation of equipment as integrated systems at customer sites.
Post‑Installation Maintenance and Technical Support – Phone support, on‑site service, parts and access to unspecified software upgrades and enhancements, if and when available.
Professional Services – Other customer services such as training, consulting and on site technicians.
Revenue is recognized when the earnings process is complete, based upon an evaluation as to whether the following four criteria have been met:
Persuasive evidence of an arrangement exists – Signed customer contracts and purchase orders are deemed significant evidence of an arrangement for sales. For service engagements, a signed services agreement and a statement of work evidence an arrangement.
Delivery has occurred – Equipment and embedded software product delivery is deemed to occur upon successful installation and receipt of a signed and dated customer acceptance letter or completion and documentation of installation and functionality testing. If a sale does not require installation, revenue is recognized on shipment or delivery of products to the customer, as determined by transfer of title and risk of loss, assuming all other revenue criteria are met.
For the sale of consumable packaged product, revenue is recognized when title and risk of loss of the products shipped have transferred to the customer, which typically occurs upon shipment from Company facilities.
Assuming all other revenue criteria are met, revenue for support services is recognized over the related support services contract period. Revenue is recognized on training and professional services as they are performed.
Fee is fixed or determinable – Fee is fixed or determinable at the outset of the arrangement based on the payment terms associated with the transaction. A history of collecting under original contracts without providing concessions on payments, products or services has been established.
Collection is probable – At the outset of the arrangement, collectability is assessed. Customers are vetted and evaluated on a number of factors, including payment history and current creditworthiness. If collection of a fee is not probable, revenue is deferred until the uncertainty is eliminated. Historical experience indicates collection from customers is generally probable.
In arrangements with multiple deliverables, assuming all other revenue criteria are met, revenue for individual delivered items is recognized if they have value to the customer on a standalone basis. The Company allocates arrangement consideration at the inception of the arrangement to all deliverables using the relative selling price method for multi‑element arrangements containing software essential to the hardware product’s functionality. This method requires a determined selling price at which each deliverable could be sold if it were sold regularly on a standalone basis. When available, vendor‑specific objective evidence (VSOE) of the selling price is used. VSOE represents the price charged for a deliverable when it is sold separately, or for a deliverable not yet being sold separately, the price established by management with the relevant authority. VSOE is deemed present when approximately 80% or more of standalone sales of an item are priced within a reasonably narrow pricing range (plus or minus 20% of the median rates). When VSOE of selling price is not available, best estimates of selling prices (BESP) are used. Factors considered when estimating BESP include market conditions, sales channels, internal costs and product margin objectives and pricing practices. VSOE and BESP information are regularly reviewed and updated. For multi‑element arrangements accounted for in accordance with industry specific software accounting guidance, the Company allocates revenue to all deliverables based on the VSOE of each element, and if VSOE does not exist, it is recognized when elements lacking VSOE are delivered.
The relative selling price method allocates total arrangement consideration proportionally to each deliverable on the basis of its estimated selling price. In addition, the amount recognized for any delivered items cannot exceed that which is not contingent upon delivery of any remaining items in the arrangement.

(h)	Property, Plant, and Equipment
Property, plant, and equipment are stated at cost, net of accumulated depreciation and amortization or, when acquired as part of a business combination, fair value at the date of acquisition. Depreciation and amortization on property, plant and equipment is calculated on the straight‑line method over the estimated useful lives of the assets. The estimated useful life of internally developed software, office equipment and furniture, machinery and equipment range from three to five years, while leasehold improvements are the lesser of the remaining lease life or the estimated useful life of the improvements. Total depreciation and amortization expense on property, plant and equipment for the fiscal years ended September 30, 2015 and 2014 was $2,722 and $2,113 respectively. The Company also recorded depreciation expense of $114 and $413 for the fiscal years ended September 30, 2015 and 2014 respectively related to assets leased to customers pursuant to operating leases which are included in Other assets on the Consolidated Balance Sheets.

(i)	Goodwill
Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is reviewed for impairment on an annual basis or more frequently if indicators for potential impairment exist.
Currency translation losses on goodwill during the fiscal years ended September 30, 2015 and 2014 of $3,004 and $2,172 respectively have been recognized in Other Comprehensive Loss in the Statement of Consolidated Operations and Comprehensive Loss.

The assessment of goodwill requires a comparison between the estimated fair value and the carrying value of the reporting unit. This may be performed using a qualitative or quantitative approach to determine whether it is more‑likely than‑not that the fair value of a reporting unit is less than its carrying amount prior to performing the two‑step goodwill impairment test. If this is the case, the two‑step goodwill impairment test is required to measure the amount of impairment loss. If it is more‑likely than‑not that the fair value of a reporting unit is greater than its carrying amount, no further evaluation is necessary. Under step two, if the carrying value of goodwill exceeds the implied fair value of goodwill, an impairment charge is recorded for the excess. The Company has designated December 31 as its annual impairment assessment date. No losses for impairment were required during the fiscal years ended September 30, 2015 and 2014, respectively.

(j)	Research and Development
Research and development costs are expensed as incurred and are reflected within Operating Expenses on the Consolidated Statements of Operations and Comprehensive Loss.

(k)	Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
In assessing the Company’s ability to realize deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.
The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records penalties and interest related to unrecognized tax benefits as an element of tax expense.

(l)	Foreign Currency Translation
Operations in the Netherlands and the United States (U.S.) consider the United States dollar to be the functional currency. Subsidiaries operating in other jurisdictions generally consider the local currency to be the functional currency. Assets and liabilities of these subsidiaries are translated into U.S. dollars at period end exchange rates and revenues and expenses are translated at average monthly exchange rates for the month in which a transaction occurs during the year. Realized losses (gains) from currency exchange transactions are recorded in Interest and Other Expenses, Net in the Consolidated Statements of Operations and Comprehensive Loss and were $18 and $(110) for the fiscal years ended September 30, 2015 and 2014, respectively.

(m)	401(k) Plan

The Company sponsors a defined contribution savings plan (the 401k) for U.S. employees. Eligible employees may defer up to 90% of their eligible compensation on a pre‑tax basis not to exceed annual Internal Revenue Service (IRS) limits. The Company makes matching contributions in an amount equal to 100% of the employee’s first 3% of pay contributed and 50% for the next 2% of pay contributed. Total Company contributions were $2,000 and $1,491 for the fiscal years ended September 30, 2015 and 2014, respectively, and are reflected within Cost of Goods Sold, $977 and $795, and Research and Development and Selling, General and Administrative Expenses, $1,023 and $696, in the Consolidated Statements of Operations and Comprehensive Loss.

(n)	Stock Compensation Plan
The Company recognizes employee stock‑based compensation as a cost in the consolidated financial statements. Equity‑classified awards are measured at the grant date fair value of the award, with compensation costs reflected in Selling, General and Administrative Expenses, in the Consolidated Statements of Operations and Comprehensive Loss, during the period earned. The Company estimates grant date fair value of options using the Black‑Scholes‑Merton option‑pricing model.

(o)	Long‑Lived Assets
Long‑lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long‑lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long‑lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third‑party independent appraisals, as considered necessary. No such events occurred during the fiscal years ended September 30, 2015 and 2014 and accordingly no losses were recognized.

(p)	Contingencies
The Company is subject to various contingencies, including periodic legal and compliance actions and proceedings that arise in the ordinary course of its business. The Company defends itself vigorously against any such claims. As required under the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 450, Contingencies, the Company accrues for contingencies when it is believed a loss is probable and the amount of such loss can be reasonably estimated. Due to the complex nature of these actions and proceedings, the outcome and timing of the ultimate resolution of these matters is uncertain. In the opinion of management, based on consultation with legal counsel, no accrual for contingent liabilities has been recorded in the consolidated financial statements for any potential liability related to these matters, and the amount of ultimate liability is not expected to materially affect the consolidated financial position, results of operations, or cash flows of the Company.

(q)	Concentrations
The Company reviews concentrations of customers, vendors, and geographies. For the fiscal years ended September 30, 2015 and 2014, there were no individual customer or geographic concentrations which accounted for 10% or more of revenue and no individual vendors which accounted for 10% or more of expenditures. As of September 30, 2015, one health system accounted for 12% of accounts receivable. No single hospital within that health system accounted for 10% or more of accounts receivable. As of September 30, 2014, there were no individual customer or geographic concentrations which accounted for 10% or more of accounts receivable.

(r)	Fair Value Measurements
The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:
Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.
Level 2 Inputs – Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.
Level 3 Inputs – Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.
The Company has a number of financial instruments, none of which are held for trading purposes, and are reflected at cost or carrying value, which approximates fair value, on the Consolidated Balance Sheets. Cash and cash equivalents, accounts receivable, other current assets, long term debt, and accounts payable and accrued expenses and other liabilities are reflected at cost on the Consolidated Balance Sheets, which approximates fair value. As of September 30, 2015 and 2014 and the fiscal years then ended, the Company did not hold any significant Level 3 assets or liabilities.

(3)	Business Combinations
McKesson Automation Inc. and Associated Intellectual Property
As discussed within Note 1, effective October 31, 2013, (Aesynt Acquisition Date) the Company acquired all of the capital stock of McKesson Automation Inc., as well as the associated intellectual property previously held by IP3, a subsidiary of McKesson Corporation. Upon consummation of the transaction, McKesson Automation Inc. was renamed Aesynt, Inc. The management of the Company measured the separately identifiable assets acquired and the liabilities assumed at the Aesynt Acquisition Date in accordance with the requirements of FASB ASC Topic 805, Business Combinations. The fair value of the identifiable net assets acquired exceeded the fair value of the consideration transferred by $7,051. In accordance with ASC Topic 805, the Company reviewed the procedures it used to identify and measure the assets acquired and liabilities assumed and the consideration transferred. After such review, the Company determined that the procedures and resulting measures were appropriate and recorded the related bargain purchase gain on acquisition in the Consolidated Statements of Operations and Comprehensive Loss. Impacts of fair value adjustments recorded as part of the transaction have been recognized during the fiscal years ended September 30, 2015 and 2014 in the amount of $6,214 and $26,275, respectively, within the Consolidated Statements of Operations and Comprehensive Loss. The amount recognized during the fiscal year ended September 30, 2015 is comprised of Amortization of Intangible Assets of $5,515 and incremental Depreciation Expense of Property, Plant and Equipment of $699. The amount recognized during the fiscal year ended September 30, 2014 is comprised of a reduction of total Revenue of $12,702 due to fair value adjustment of Deferred Revenue, increase in Cost of Goods Sold of $3,341 due to fair value adjustment of Inventory, Amortization of Intangible Assets of $9,591 and incremental Depreciation Expense of Property, Plant and Equipment of $641.
The Company has determined that a gain on this transaction was appropriate given McKesson’s desire to consummate the transaction quickly.

The following table summarizes the consideration paid for McKesson Automation Inc. and the amounts of estimated fair value of the assets acquired and liabilities assumed at the Aesynt Acquisition Date.

Cash and cash equivalents	$4,348
Accounts receivable	33,310
Inventories	26,005
Other current assets	3,172
Property, plant and equipment	8,902
Other assets	1,616
Intangible assets	32,300
Total assets	109,653
Deferred revenue	(27,130)
Accounts payable and other current liabilities	(9,061)
Deferred tax liability, net	(5,972)
Total liabilities	(42,163)
$67,490

Consideration paid	$60,439

The intangible assets acquired include backlog ($5,300), customer relationships ($3,100), developed technology ($22,500) and in process research and development ($1,400). These intangible assets have useful lives of 1 to 10 years and a weighted average useful life of 4.8 years at inception.
Health Robotics
As discussed within Note 1, effective March 28, 2014, the Company acquired 100% of the outstanding common shares of Health Robotics. The following table summarizes the consideration paid for Health Robotics and the amounts of estimated fair value of the assets acquired and liabilities assumed at the acquisition date. As a result of the acquisition of Health Robotics by the Company on March 28, 2014, a valuation of the opening balance sheet was performed. Refer to the table below for a summary of the opening balance sheet.

Cash and cash equivalents	$1,557
Accounts receivable	2,438
Inventories	13,517
Other current assets	2,720
Property, plant and equipment	545
Other assets	14
Intangible assets	5,205
Total assets	25,996
Accounts payable	(8,676)
Deferred revenue	(8,639)
Debt	(7,872)
Accrued expenses and other liabilities	(3,055)
Deferred tax liability	(1,350)
Total liabilities	(29,592)
Net liabilities assumed	$(3,596)
Consideration paid	$24,454
The fair value of the acquired intangible assets of $5,205 is comprised of trademarks ($80), agreements not to compete ($1,400), backlog ($225), customer relationships ($200) and developed technology ($3,300). These intangible assets have useful lives of 1 to 10 years and a weighted average useful life of 4.6 years. The amount recognized during the fiscal year ended September 30, 2015 is comprised of a reduction of total Revenue of $850 due to fair value adjustment of Deferred Revenue, increase in Cost of Goods Sold of $1,503 due to fair value adjustment of Inventory and Amortization of Intangible Assets of $1,267. The amount recognized during the fiscal year ended September 30, 2014 is comprised of a reduction of total Revenue of $1,317 due to fair value adjustment of Deferred Revenue, increase in Cost of Goods Sold of $1,705 due to fair value adjustment of Inventory and Amortization of Intangible Assets of $690.
The goodwill of $28,050 acquired, none of which is expected to be deductible for tax purposes, consists largely of the imputed value gained in allowing the Company to offer a comprehensive pharmacy automation solution suite to customers and prospective customers, particularly in the intravenous space, as intravenous medications are one of the highest risk and highest costs to the Company’s customers.
In addition to the consideration discussed above, the Company is required to make additional payments to the sellers based upon certain events, including the achievement of performance targets. Payments of $4,366 were made during the year ended September 30, 2015 based upon the achievement of continued employment and the achievement of sales milestones as well as a portion of amounts held in escrow, and are included within cash used in operating activities in the Consolidated Statement of Cash Flows. Additional payments not to exceed $2,668 are expected to be paid at a future date and are recorded in Accrued Expenses and Other Liabilities in the Consolidated Balance Sheet. These amounts are recognized in Selling, General and Administrative Expenses in the Consolidated Statements of Comprehensive Loss $3,866 and $4,077 during the fiscal years ended September 30, 2015 and 2014. Impacts of foreign currency are recorded in Interest and other expense.

(4)	Inventories
Inventories as of September 30, 2015 and 2014 consisted of the following:

	2015	2014
Raw materials	$13,811	12,669
Work in process	3,446	3,497
Finished goods	7,886	11,334
Total	$25,143	27,500

(5)	Leases
The Company has several noncancelable operating leases for office and manufacturing space that expire over the next five years. These leases contain five year renewal options and require the Company to pay all executory costs such as maintenance and insurance.
Minimum rent payments under operating leases are recognized on a straight‑line basis over the term of the lease including any periods of free rent. Rental expense for operating leases during the fiscal years ended September 30, 2015 and 2014 was $3,102 and $3,170, respectively.
Future minimum lease payments under noncancelable operating leases, net of income from subleasing activity, with initial or remaining lease terms in excess of one year as of September 30, 2015 are:

Year ending September 30:
2016	$2,946
2017	2,957
2018	3,433
2019	3,590
2020	702
Thereafter	$231

(6)	Long Term Debt
The Company’s total long term debt at September 30, 2015 and 2014 consists of the following:

	2015	2014
Secured Note Payable due through May 2019	$62,562	$64,594
Total long term debt	62,562	64,594
Less current maturities	(3,250)	(2,031)
Long term debt, excluding current maturities	$59,312	$62,563

(a)    Senior Secured Note Payable (SSNP)
In October 2013, the Company entered into a SSNP for $27,500 with a commercial bank, secured by substantially all of the Company’s assets. Monthly interest on the note was the Eurodollar Rate plus 450 basis points and payable in quarterly installments due through October 2018. The Company extinguished this debt in May 2014 in conjunction with the Secured Note Payable issuance.

(b)	Non‑Revolving Credit Agreement (NRCA)
In March 2014, the Company entered into a NRCA for $30,000, payable June 2014, with monthly interest accrued at the greater of Prime Rate plus 0.25%, or 3.75%. The proceeds were used to finance the Health Robotics acquisition and were guaranteed by FP. The Company extinguished this debt in May 2014 in conjunction with the Secured Note Payable issuance.

(c)	Secured Note Payable (SNP)
In May 2014, the Company entered into a new SNP facility with a commercial lender for $65,000, payable in quarterly installments through May 2019, the proceeds of which were used to retire both the NRCA and the SSNP. The SNP facility is secured by substantially all of the Company’s assets. The company extinguished this debt in January 2016 in conjunction with the closing of the Omnicell acquisition discussed in Note 1.

(d)	Revolving Credit Agreement
In October 2013, the Company entered into a Revolving Credit Agreement with a commercial bank that permits the Company to borrow up to $5,000, bearing interest at the Eurodollar Rate plus 450 basis points. The facility expires October 2019. Commitment fees are calculated at 0.5% annually and were $3 for the fiscal year ended September 30, 2014. This revolving credit agreement was terminated with the refinancing in May 2014.

(e)	Revolving Credit Agreement
In May 2014, the Company entered into a Revolving Credit Agreement with a commercial bank that permits the Company to borrow up to $5,000 bearing interest at the London Interbank Offered Rate (the benchmark for the average rate at which banks that contribute to the determination of LIBOR may obtain short term loans in the London interbank market) plus 600 basis points. The facility expires May 2019. At September 30, 2015 and 2014 there were no amounts outstanding under this facility and the Company had $5,000 available. Commitment fees are calculated at 0.5% annually and were $25 for the fiscal year ended September 30, 2015 and $10 for the fiscal year ended September 30, 2014.
Interest expense for the fiscal years ended September 30, 2015 and 2014 was $4,541 and $2,795, respectively.
The future aggregate maturities of debt are as follows:

Year ending September 30:
2016	$3,250
2017	3,250
2018	3,250
2019	52,813
2020	—
$62,562

(f)	Covenants
The Secured Note Payable agreement contains certain affirmative and negative covenants, as well as financial covenants that require among other things, maintaining a maximum consolidated total leverage ratio and a minimum consolidated fixed charge coverage ratio, in each case, as of the last day of each fiscal quarter. The Company was in full compliance with all covenants for all applicable quarterly periods through September 30, 2015 and through the extinguishment of the above disclosed debt in January 2016.

(7)	Income Taxes
The provision for income taxes for the fiscal years ended September 30, 2015 and 2014 consists of the following:

	September 30, 2015
	Current	Deferred	Total
Federal	$97	—	97
State	35	—	35
Foreign	342	(273)	69
Total	$474	(273)	201

	September 30, 2014
	Current	Deferred	Total
Federal	$—	(5,286)	(5,286)
State	31	(686)	(655)
Foreign	301	(1,012)	(711)
Total	$332	(6,984)	(6,652)

The following represents income (loss) before income taxes by jurisdiction for the fiscal years ended September 30, 2015 and 2014:

	2015	2014
United States	$1,697	(20,007)
Foreign	(4,440)	(9,502)
Total	$(2,743)	(29,509)

A reconciliation of the expected tax at the U.S. federal statutory tax rate to the actual provision is as follows:

	2015	2014
Loss before income taxes	$(2,743)	$(29,509)

Statutory rate of 35% applied to loss before income taxes	(960)	(10,328)
State income taxes, net of federal tax effects	9	(444)
Change in US Federal valuation allowance	(460)	3,857
US R&D credit	(400)	(355)
Non-deductible meals and entertainment	186	140
Share-based compensation expense	170	87
Effects of foreign operations	1,887	2,673
Bargain purchase gain on acquisition of Aesynt, Inc.	—	(2,468)
Other	(231)	186
Total income tax expense (benefit)	$201	$(6,652)

The effect of foreign operations is impacted by lower foreign statutory tax rates applied to foreign income (loss), the effects of a valuation allowance on Dutch and Italian deferred tax assets, and the non-deductible expense related to the Health Robotics earnout (Note 3).
Deferred tax assets and liabilities consisted of the following at September 30:

	2015	2014
Deferred tax assets:
US Tax loss carryforwards (expiring 2034 through 2035)	$1,230	$2,682
US state tax loss carryforwards (expiring 2019 through 2035)	100	222
US R&D tax credit carryforwards (expiring 2034 through 2035)	755	355
Italian tax loss carryforwards (no expiration)	268	204
Inventories	819	389
Employment costs	2,003	1,200
Accounts receivable	836	606
Disallowed interest	395	872
Other	1,008	1,237
Total deferred tax assets	7,414	7,767
Valuation allowance	(4,506)	(4,693)
Deferred tax assets, net of valuation allowance	2,908	3,074

Deferred tax liabilities:
Intangible assets	(1,876)	(2,546)
Property, plant and equipment	(1,010)	(524)
Other	(22)	(306)
Total deferred tax liabilities	(2,908)	(3,376)

Net deferred tax assets / (liabilities)	$—	$(302)

FASB Accounting Standards Update No. 2015-17 (ASU 2015-17), Balance Sheet Classification of Deferred Taxes, provides that deferred tax liabilities and assets, as well as any related valuation allowance, shall be offset and presented as a single noncurrent amount and permits entities to early adopt the standard as of the beginning of any interim or annual period presented.  Accordingly, the September 30, 2015 and September 30, 2014 financial statements reflect the application of ASU 2015-17.
Because the Company has not yet established a history of earnings, Management has concluded that it is not more likely than not that it will realize the benefit of its net deferred tax assets.
As of September 30, 2015 there are no uncertain tax positions and all U.S. federal and state income tax returns filed to date are open to examination.

(8)	Stock Compensation Plan
In 2013 Aesynt Holding, L.P. (L.P.), a limited partnership formed pursuant to Cayman Partnership Law, which holds a majority ownership interest in the Company, adopted a stock compensation plan pursuant to which L.P.’s Board of Directors may grant incentive interests to certain key executives of the Company. Aggregate awards of up to 15,000 shares are authorized. The holders of Incentive Units share in distributions when the applicable distribution hurdle is exceeded. The distribution hurdle is equal to the equity value of the Company as of the date of the grant. The awards are accounted for in the Company’s financial statements because they represent shares of the parent company granted to employees of a subsidiary.

As of September 30, 2015 and 2014, the Company had issued 12,150 and 11,250, incentive shares respectively, which are expected to vest at various dates through October 2018 (the Shares). Vesting is contingent upon continuous employment with the Coop or one of its subsidiary entities at each vesting period. There is no expiration date of the Shares to the extent they become vested. During the fiscal year ended September 30, 2015, 443 nonvested shares were forfeited. No shares were forfeited during the fiscal year ended September 30, 2014. No options were exercised during the year ended September 30, 2015. During the year ended September 30, 2015, 900 shares with an average per share grant date fair value of eighty dollars were issued.
During the fiscal years ended September 30, 2015 and 2014, Selling, General and Administrative Expenses in the Consolidated Statements of Operations and Comprehensive Loss includes compensation expense of $490 and $247, respectively, which is considered earned through employment service during the period. Future compensation expense expected to be recognized for the issued Shares is $850. The weighted average remaining term is 21 months as of September 30, 2015.
The grant‑date fair value of the Shares is estimated on the date of the grant using the Black‑Scholes‑Merton option pricing model. The Company has assumed the Shares will become fully vested.

	September 30, 2015	September 30, 2014
Vested shares	5,135	—
Weighted average grant date fair value per share	$133	$137
Weighted average exercise price per share	$418	$429

As the Company’s shares are not publicly traded and are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk‑free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of the grant.

	2015	2014
Expected dividend yield	0%	0%
Expected volatility	35%	40%
Expected term	3.75 years	3.75-4 years
Risk-free interest rate	1.105%	0.985-1.185%

(9)	Property, Plant, and Equipment
Property, plant, and equipment as of September 30, 2015 and 2014 consisted of the following:

	2015	2014
Office equipment and furniture	$2,359	$1,957
Machinery and equipment	4,523	3,916
Software	2,874	2,779
Leasehold improvements	1,807	1,772
Construction in progress	1,368	487
Total	12,931	10,911
Less accumulated depreciation and amortization	(4,298)	(1,627)
Property, plant, and equipment, net	$8,633	$9,284

(10)	Intangible Assets

	September 30, 2015
		Gross		Net
	Amortization	carrying	Accumulated	carrying
	period	amount	amortization	amount
Amortizing intangible assets:
Customer relationships	10 years	$3,321	$(618)	$2,703
Developed technology	5 years	25,800	(9,665)	16,135
Backlog	1 year	5,484	(5,484)	—
Trademarks	10 years	65	(10)	55
Noncompetition agreements	3 years	1,144	(572)	572
In-process development	5 years	1,400	(537)	863

Total finite life intangible assets		37,214	(16,886)	20,328
Goodwill		22,874	—	22,874
Total intangible assets		$60,088	$(16,886)	$43,202

	September 30, 2014
		Gross		Net
	Amortization	carrying	Accumulated	carrying
	period	amount	amortization	amount
Amortizing intangible assets:
Customer relationships	10 years	$3,284	$(294)	$2,990
Developed technology	5 years	25,800	(4,523)	21,277
Backlog	1 year	5,508	(4,963)	545
Trademarks	10 years	74	(4)	70
Noncompetition agreements	3 years	1,291	(216)	1,075
In-process development	5 years	1,400	(257)	1,143

Total finite life intangible assets		37,357	(10,257)	27,100
Goodwill		25,878	—	25,878
Total intangible assets		$63,235	$(10,257)	$52,978

Aggregate amortization expense for amortizing intangible assets was $6,782 and $10,281 for the fiscal years ended September 30, 2015 and 2014, respectively. Estimated amortization expense for the next five years is:

Year ending September 30
2016	$6,228
2017	5,995
2018	5,762
2019	1,065
2020	338

(11)	Related parties
Certain administrative and compliance filings are performed by entities owned directly or indirectly by FP on behalf of the Company with charges billed to the Company. As of September 30, 2015 and 2014, the Company recorded Prepaid Expenses of $63 and $63 and Accounts Payable of $78 and $4, respectively, in the Consolidated Balance Sheets, to unconsolidated affiliated entities and FP. The Company recorded Selling, General and Administrative Expenses of $258 and $664 for the fiscal years ended September 30, 2015 and 2014, respectively, in the Consolidated Statements of Operations and Other Comprehensive Loss.
Health Robotics utilizes the services of entities owned by directors of Health Robotics in certain research and manufacturing functions. As of September 30, 2015 and 2014, Health Robotics recorded Accounts Receivable of $151 and $204 and Accounts Payable of $264 and $90, respectively, related to these functions in the Consolidated Balance Sheets. Selling, General and Administrative Expenses of $1,134 and $1,827 related to these activities were recorded in the Consolidated Statement of Operations and Other Comprehensive Loss for the fiscal years ended September 30, 2015 and 2014.

(12)	Subsequent Events
In connection with the preparation of the consolidated financial statements, the Company evaluated events from the balance sheet date of September 30, 2015 through the financial statement issuance date of February

15, 2016. Disclosures surrounding the acquisition of the Company by Omnicell on January 5, 2016 have been included within Note 1 and throughout these Financial Statements to the extent applicable. It was determined that there are no other additional items that require recognition or disclosure.